ASSIGNMENT OF EMPLOYMENT AGREEMENT

THIS ASSIGNMENT OF EMPLOYMENT AGREEMENT ("Assignment"),dated the 27th day of April, 2010, is made by and between UniTek USA, LLC, a Delaware limited liability company (“Assignor”) and Berliner Communications, Inc., a Delaware corporation ("Assignee"), and consented to by C. Scott Hisey (“Employee”).

WITNESSETH:

WHEREAS, Assignor and Employee are a party to a certain Employment Agreement, dated July 5, 2009, as amended by Amendment No. 1 to Employment Agreement, dated December 23, 2009 (together, the “Employment Agreement”);

WHEREAS, Assignor’s affiliates and Assignee consummated a merger transaction on January 27, 2010, and immediately following the merger, Assignee’s Board of Directors duly appointed Employee as the Chief Executive Officer of Assignee;

WHEREAS, pursuant to due authorization, Assignor is executing and delivering this instrument for the purpose of assigning to and vesting in Assignee all of Assignor's right, title and interest in and to the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Assignor agrees as follows:

1.           Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from January 27, 2010 ("Effective Date"), all of the right, title and interest of Assignor in, to and under the Employment Agreement, and Assignee hereby accepts the within assignment and assumes and agrees with Assignor, to perform and comply with and to be bound by all of the terms, covenants, agreements, obligations, provisions and conditions of the Agreement thereunder to be performed on and after the Effective Date.

2.           Employee’s title shall be Chief Executive Officer, and he shall report to the Chairman of Assignee.

3.           Any Notice sent to Assignee pursuant to Section 11 of the Employment Agreement shall be sent to:

UniTek Global Services
Gwynedd Hall, Suite 302
1777 Sentry Parkway West
Blue Bell, PA 19422
Attn:  General Counsel

4.           All other terms and conditions of the Employment Agreement remain in full force and effect.

5.           This Assignment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

ASSIGNOR:		ASSIGNEE:

UniTek USA, LLC		Berliner Communications, Inc.

By:	/s/ Peter Giacalone	By:	/s/ Nicholas Day
Name:	Peter Giacalone	Name:	Nicholas Day
Title:	Chairman & President	Title:	General Counsel & Secretary

CONSENT AND ACKNOWLEDGEMENT

The undersigned hereby consents to this Assignment of Employment Agreement, and acknowledges that his obligations thereunder are to Assignee, and not Assignor.

/s/ C. Scott Hisey
C. Scott Hisey